Exhibit 99.1
Cognizant Increases 2026 Share Repurchase Target by $1 Billion to $2 Billion

Board Approves $2 Billion Increase in Stock Repurchase Authorization
Additional $1 Billion of Shares Expected to be Repurchased in the Second Quarter of 2026
Cognizant CEO to Participate in Fireside Chat Hosted by J.P. Morgan on May 18, 2026

TEANECK, N.J., May 18, 2026 /PRNewswire/ -- Cognizant (Nasdaq: CTSH), a leading AI builder and technology services provider, today announced that its Board of Directors has authorized a $2 billion increase to its existing share repurchase program, and that it has increased its share repurchase target for 2026 to $2 billion, an increase of $1 billion over its prior expectation. The additional $1 billion in share repurchases are expected to be completed during the second quarter of 2026.
“Our plan to increase the amount of share repurchases reflects our strong conviction in the long-term opportunity AI creates and our critical role in it as an AI builder,” said Ravi Kumar S, CEO.  “We believe a fundamental shift in the IT services is underway, one that strengthens Cognizant's position for future growth. We believe our current share price significantly undervalues those prospects. I am confident that our early investments will position us to emerge as a leader in AI-led enterprise transformation in the years ahead.”
“A strong balance sheet and robust free cash flow give us the flexibility to opportunistically accelerate the return of capital to shareholders while we continue to invest for growth, including through strategic M&A,” said Jatin Dalal, Chief Financial Officer.

Return of Capital to Shareholders
On May 17, 2026, the Board of Directors approved an increase of $2 billion to the amount authorized under the Company's existing stock repurchase program. With this increase, as of May 17, 2026, there is approximately $3.45 billion remaining under the share repurchase authorization. For 2026, the Company is increasing its share repurchase expectation by $1 billion to $2 billion. In connection with this plan and given the anticipated closing of our previously announced acquisition of Astreya, the Company will draw down $1 billion from its existing revolving credit facility. The Company reiterates its long-term capital allocation framework, including the flexibility to pursue strategic acquisitions.

Conference Participation
Cognizant CEO, Ravi Kumar S, will participate in a fireside chat at the J.P. Morgan 2026 Global Technology, Media and Communications Conference today, May 18, at 3:30 PM EST.
A live audio webcast of the presentation will be available at Cognizant's website: http://investors.cognizant.com
A replay of the webcast will remain available on the company's website for 90 days.

About Cognizant
Cognizant (Nasdaq: CTSH) is an AI builder and technology services provider, building the bridge between AI investment and enterprise value by building full-stack AI solutions for our clients. Our deep industry, process and engineering expertise enables us to build an organization's unique context into technology systems that amplify human potential, realize tangible returns and keep global enterprises ahead in a fast-changing world. See how at cognizant.ai or @cognizant.

Forward-Looking Statements
This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which is necessarily subject to risks, uncertainties and assumptions as to future events that may not prove to be accurate. These statements include, but are not limited to, express or implied forward-looking statements relating to our plan to repurchase our shares, strategy, strategic partnerships and collaborations, competitive position and opportunities in the marketplace, investment in and growth of our business, the pace and magnitude of change and client needs related to generative AI, the effectiveness of our recruiting and talent efforts and related costs, labor market trends, the anticipated amount of capital to be returned to shareholders, our anticipated financial performance, matters related to Project Leap, expectations related to our pending acquisition of Astreya, and other statements regarding matters that are not historical facts. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the competitive and rapidly changing nature of the markets we compete in, our ability to successfully use AI-based technologies and the impact those technologies may have on the demand and terms for our services, the competitive marketplace for talent and its impact on employee recruitment and retention, legal, reputational and financial risks resulting from cyberattacks, changes in the regulatory environment, including with respect to immigration, trade and taxes, and the other factors are discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Investor Relations Contact:	Media Contact:
Tyler Scott	Jeff DeMarrais
SVP, Investor Relations	SVP, Global Communications
+1 551-220-8246	+1 475-223-2298
Tyler.Scott@cognizant.com	Jeff.DeMarrais@cognizant.com